                                                                    EXHIBIT 99.1

IMAX Corporation
2525 Speakman Drive
Mississauga, Ontario  L5K 1B1

IMAX Logo
--------------------------------------------------------------------------------

notice of annual and special meeting of shareholders

      NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the "Meeting") of shareholders of IMAX CORPORATION (the "Corporation") will be held at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, on Thursday, June 7, 2001 at 10:30 a.m., for the purposes of:

      (1) receiving the consolidated financial statements for the year ended December 31, 2000, together with the auditors' report thereon;

      (2)   electing directors;

      (3) appointing auditors and authorizing the directors to fix the auditors' remuneration;

      (4)   approval of employee share purchase plan;

      (5)   approval of grant of common shares to certain executives; and

      (6) transacting such other business as may properly be brought before the Meeting or any adjournments thereof.

                                         By Order of the Board,

                                         Robert D. Lister Signature
                                         ROBERT D. LISTER
                                         Executive Vice President, Legal
                                         Affairs,
                                         General Counsel and Corporate Secretary

Mississauga, Ontario
April 30, 2001

       SHAREHOLDERS WHO ARE UNABLE TO BE PRESENT AT THE MEETING ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. PROXIES MUST BE DEPOSITED WITH COMPUTERSHARE TRUST COMPANY OF CANADA, C/O STOCK AND BOND TRANSFER DEPT., 100 UNIVERSITY AVENUE, TORONTO, ONTARIO, M5J 2Y1 OR AT THE CORPORATE OFFICE OF THE CORPORATION NOTED ABOVE ON OR BEFORE 4:30 P.M. (EASTERN DAYLIGHT SAVING TIME) ON JUNE 6, 2001.

IMAX Corporation

LOGO
--------------------------------------------------------------------------------

MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT
April 30, 2001

solicitation of proxies by management

THIS MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF IMAX CORPORATION (THE "CORPORATION") OF PROXIES TO BE USED AT THE ANNUAL AND SPECIAL MEETING (THE "MEETING") OF SHAREHOLDERS OF THE CORPORATION TO BE HELD ON THURSDAY, JUNE 7, 2001 AT IMAX CORPORATION, 2525 SPEAKMAN DRIVE, MISSISSAUGA, ONTARIO, AT 10:30 A.M., AND AT ANY ADJOURNMENTS THEREOF FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS. While management intends to solicit most proxies by mail, some proxies may be solicited by telephone or other personal contact by directors or officers of the Corporation. The cost of solicitation will be borne by the Corporation.

appointment, delivery and revocation of proxies

The persons named in the accompanying form of proxy are directors and officers of the Corporation. A shareholder has the right to appoint a person, who need not be a shareholder of the Corporation, other than the persons designated as proxyholders in the accompanying form of proxy, to attend and act on behalf of the shareholder at the Meeting. To exercise this right, a shareholder may either insert such other person's name in the blank space provided in the accompanying form of proxy, or complete another appropriate form of proxy.

     To be valid, a proxy must be dated and signed by the shareholder or his attorney authorized in writing. The proxy, to be acted upon, must be deposited with the Corporation c/o its transfer agent, Computershare Trust Company of Canada, c/o Stock & Bond Transfer Dept., 100 University Avenue, Toronto, Ontario, M5J 2Y1, by 4:30 p.m., Eastern Daylight Saving Time, on Wednesday, June 6, 2001 or 4:30 p.m. on the last business day prior to the date of any adjournment of the Meeting, or with the chairman of the Meeting on the day of the Meeting or any adjournment of the Meeting prior to the commencement of the Meeting or the adjournment, as the case may be.

     A shareholder who has given a proxy may revoke it by depositing an instrument in writing (including another proxy) executed by the shareholder or his attorney authorized in writing at the registered office of the Corporation at any time up to and including 4:30 p.m., Toronto time, on the last business day prior to the day of the Meeting or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or at any adjournment thereof at any time before it is exercised on any particular matter or in any other manner permitted by law including attending the Meeting in person.

voting by proxy

On any ballot that may be called for regarding the matters listed in the Notice of Meeting and in the form of proxy, the common shares represented by the enclosed form of proxy will be voted or withheld from voting in accordance with the instructions of the shareholder indicated thereon by marking an "X" in the boxes provided for the purpose on the form of proxy. IN THE ABSENCE OF SUCH INSTRUCTIONS THE SHARES WILL BE VOTED FOR, IN EACH CASE, AS REFERRED TO IN THIS MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT.

     The person appointed as proxy has discretionary authority and may vote the shares represented thereby as such person considers best with respect to amendments or variations to matters identified in the Notice of Meeting, and

 Unless otherwise indicated, all references in this document to dollar amounts are to U.S. dollars.

with respect to any other matter which may properly come before the Meeting. As of the date of this management proxy circular and proxy statement, management of the Corporation is not aware of any such amendment, variation or other matter proposed or likely to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such other business in accordance with their judgement.

voting shares and principal holders

The Board of Directors has fixed April 27, 2001 as the record date for the Meeting. Accordingly, each holder of common shares of record on that date is entitled to one vote for each common share shown as registered in the shareholder's name on the list of shareholders prepared as of April 27, 2001. In the event of any transfer of common shares by any such shareholder after such date, the transferee is entitled to vote those shares if he or she produces properly endorsed share certificates or otherwise establishes that he or she owns the shares, and requests Computershare Trust Company of Canada at its office noted above to include the transferee's name in the shareholders' list not later than ten days before the Meeting.

     On April 27, 2001, the Corporation had 31,126,514, common shares issued and outstanding, each carrying the right to one vote at all meetings of the shareholders of the Corporation.

     To the knowledge of the directors and officers of the Corporation, the only persons who beneficially own or exercise control or direction over shares carrying more than 10% of the votes attached to all the shares of the Corporation entitled to be voted at the Meeting are as follows:

                                                                                 Percentage of
                                                                  Number of       Outstanding
Name of Shareholder                                             Common Shares    Common Shares
----------------------------------------------------------------------------------------------
Wasserstein Perella Group:                                      10,170,384(1)       32.7%
  Wasserstein Perella Partners, L.P.
  Wasserstein Perella Offshore Partners, L.P.
  WPPN, Inc.
  Michael J Biondi as Voting Trustee
  (collectively, the Wasserstein Perella Group is referred
    to in this circular as "Wasserstein Perella" or "WP")
----------------------------------------------------------------------------------------------

(1) Based on information contained in a Schedule 13G/A dated February 14, 2001 and provided directly to the Corporation by Wasserstein Perella Partners, L.P.

election of directors

The Board of Directors of the Corporation is comprised of three classes, each elected for a three-year term. The Board of Directors is currently composed of Michael J. Biondi, Kenneth G. Copland, Richard L. Gelfond, J. Trevor Eyton, Garth M. Girvan, G. Edmund King, Murray B. Koffler, Sam Reisman, Marc A. Utay, Bradley J. Wechsler and W. Townsend Ziebold. At the Meeting, the term of the Class III directors expires. The term of the Class I directors expires at the annual shareholders' meeting in 2003 and the term of the Class II directors expires at the annual shareholders' meeting in 2002.

     In February 1999, the Corporation, Wasserstein Perella, Richard L. Gelfond and Bradley J. Wechsler entered into an Amended and Restated Standstill Agreement, a Second Amended and Restated Shareholders' Agreement and a Registration Rights Agreement, which are described in detail elsewhere in this circular (see "corporate governance -- Standstill Agreement"; "interest of management in certain transactions -- Shareholders' Agreement"; and "interest of management in certain transactions -- Registration Rights Agreement"). Under these agreements, each of Wasserstein Perella and Messrs. Gelfond and Wechsler agreed that they are to be entitled, but not required, to designate certain individuals to be nominated for election by the shareholders as directors of the Corporation. Wasserstein Perella and Messrs. Gelfond and Wechsler also agreed to use their best efforts to cause each of the individuals designated by the other party to be elected as a director of the Corporation.

The individuals noted below are nominated for election to the Board of Directors of the Corporation in Class III.

nominees for election

The following table lists certain information concerning the persons proposed to be nominated for election as directors and the directors whose terms continue after the Meeting. The information as to common shares has been furnished by the respective individuals.

        Nominees for election as Class III directors                Current position
               for the term expiring in 2004                      with the Corporation         Common Shares
------------------------------------------------------------------------------------------------------------
Ellis B, Jones, Los Angeles, California.                                   NIL                        NIL
Mr. Jones has been the Chief Executive Officer of
Wasserstein & Co., LP, a merchant banking and venture
capital firm since January, 2001. Prior to that he was a
Managing Director in charge of merchant banking at
Wasserstein Perella & Co., Inc. Prior to joining Wasserstein in 1995, Mr. Jones was Managing Director/Head of Los Angeles
Corporate Finance at Salomon Brothers, Inc. Mr. Jones serves as a director for a number of privately held companies.
------------------------------------------------------------------------------------------------------------
O Richard L. Gelfond, New York, New York.                      Co-Chief Executive Officer       1,385,100
Mr. Gelfond has been Co-Chairman of the Corporation since             & Co-Chairman
June 1999 and Co-Chief Executive Officer since May 1996.
From March 1994 to June 1999 Mr. Gelfond served as Vice
Chairman of the Corporation. In June 1999, Mr. Gelfond
became Co-Chairman along with Mr. Wechsler. In 1991, Mr.
Gelfond founded Cheviot Capital Advisors Inc., a financial
advisory and merchant banking firm that specializes in
acquisitions and venture capital investments. In addition,
Mr. Gelfond serves on the boards of several private and
philanthropic entities. Mr. Gelfond has been a director of
the Corporation since March 1994.
------------------------------------------------------------------------------------------------------------
* Bradley J. Wechsler, New York, New York.                     Co-Chief Executive Officer       1,257,800
Mr. Wechsler has been Co-Chairman of the Corporation since            & Co-Chairman
June 1999 and Co-Chief Executive Officer since May 1996. Mr.
Wechsler was Chairman of the Corporation from March 1994 to
June, 1999. In June 1999, Mr. Wechsler became Co-Chairman
along with Mr. Gelfond. Mr. Wechsler also served as Interim
Chief Executive Officer. Mr. Wechsler serves on the Boards
of NYU Hospital, the Kernochan Center for Law, Media and the
Arts, and the American Museum of the Moving Image. Mr.
Wechsler has been a director of the Corporation since March
1994.
------------------------------------------------------------------------------------------------------------

                   Directors who continue                         Expiry of
                in office after the Meeting                     Term of Office    Common Shares
-----------------------------------------------------------------------------------------------
Kenneth G. Copland, Toronto, Ontario.                                2002             10,000
Mr. Copland has been the Vice-Chairman of BMO Nesbitt Burns
Inc. since 1994, prior to which he was the Executive Vice
President. He is Chairman of Humber College Foundation and
Educational Ventures Corporation. Mr. Copland has been a
director of the Corporation since June 1999 and is a
Canadian citizen.
-----------------------------------------------------------------------------------------------
The Honourable J. Trevor Eyton, O.C., Cheltenham, Ontario.           2003                NIL
Mr. Eyton is a senior director of Brascan Corporation, and
prior to May 2000 was a senior officer of Brascan
Corporation in various capacities dating back to 1979 when
he was appointed President and Chief Executive Officer. He
is also a director of Trilon Financial Corporation, Noranda
Inc., Coca-Cola Enterprises, General Motors of Canada,
Limited and Ivernia West Inc., as well as a member of The
Advisory Board of Nestle Canada Ltd. Senator Eyton, a
Canadian citizen, has been a member of the Senate of Canada
since September 1990, is an Officer of the Order of Canada
and has been a director of the Corporation since June 1999.
-----------------------------------------------------------------------------------------------
*+++ Garth M. Girvan, Toronto, Ontario.                              2002             25,898
Mr. Girvan is a partner of McCarthy Tetrault, Canadian
counsel to the Corporation. He has been a director of the
Corporation since 1994 and serves as Chairman of the Audit
and Compensation Committees of the Corporation. Mr. Girvan
is a Canadian citizen.
-----------------------------------------------------------------------------------------------
* G. Edmund King, Toronto, Ontario.                                  2003                NIL
Mr. King has been Deputy Chairman and a director of
McCarvill Corporation since January, 1996. Mr. King is also
a director of Falconbridge Ltd., Wolf Group Integrated
Communications Ltd. and Afton Food Group Ltd. Prior to
November 1995, he was the Chairman and Chief Executive
Officer of The CIBC Wood Gundy Corporation and from June
1994 to January 1998 was Chairman of WIC Western
International Communications. Mr. King has been a director
of the Corporation since June 1999 and is a Canadian
citizen.
-----------------------------------------------------------------------------------------------
+ Murray B. Koffler, O.C., O.Ont., Toronto, Ontario.                 2002              4,200
Mr. Koffler founded Shoppers Drug Mart in 1968 and presently serves as its Honorary Chairman. Mr. Koffler co-founded Four
Seasons Hotels Limited and presently serves as a director.
Since 1988, Mr. Koffler has been Chairman of the
International Board of Directors of the Weizmann Institute
of Science in Israel. Mr. Koffler holds numerous other
directorships. Mr. Koffler and is an Officer of the Order of
Canada. Mr. Koffler has been a director of the Corporation
since May 1996 and is a Canadian citizen.
-----------------------------------------------------------------------------------------------
Sam Reisman, Toronto, Ontario.                                       2003             37,000
Mr. Reisman has been the principal shareholder, Chairman and
Chief Executive Officer of The Rose Corporation, a real
estate finance and investment company which was previously a real estate development company, since September 1986. Mr.
Reisman was the Chairman and Chief Executive Officer of the
Equion Corporation, a manufacturer and distributor of
vehicular climate control systems and other products for
original equipment manufacturers, the aftermarket and
industrial customers from 1982 to 1996. Mr. Reisman is
currently the principal shareholder of Hayden Industrial
Products of Corona, California, formerly a division of The
Equion Corporation. Mr. Reisman has been a director of the
Corporation since June 1999 and is a Canadian citizen.
-----------------------------------------------------------------------------------------------
++Marc A. Utay, New York, New York.                                  2002            240,000
Mr. Utay has been a Member of Clarion Capital Partners since
November 1999; prior to joining Clarion, Mr. Utay was a
Managing Director of Wasserstein Perella & Co. Inc. and a
member of Wasserstein Perella's Policy Committee. Prior to
his joining Wasserstein Perella, Mr. Utay was Managing
Director at Bankers Trust Company where he specialized in
leveraged finance and mergers and acquisitions. Mr. Utay is
a director of P & F Industries, Inc. and FONS Corp. Mr. Utay has been a director of the Corporation since May 1996.
-----------------------------------------------------------------------------------------------

                   Directors who continue                         Expiry of
                in office after the Meeting                     Term of Office    Common Shares
-----------------------------------------------------------------------------------------------
+ W. Townsend Ziebold, New York, New York.                           2003             24,500
Mr. Ziebold is currently President of the Venture Capital
Practice of Wasserstein & Co., L.P., formerly the private
equity arm of Wasserstein Perella Group Inc. Previously, Mr.
Ziebold was a Managing Director of Wasserstein Perella &
Co., Inc. and head of its Venture Capital Practice. Mr.
Ziebold was a director of Maybelline, Inc. and Collins &
Aikman Corporation and currently serves on several private
company boards in the media, entertainment and Internet
industries. Mr. Ziebold has been a director of the
Corporation since June 1999.
-----------------------------------------------------------------------------------------------

*   Member, Audit Committee of the Corporation
+   Member, Compensation Committee of the Corporation
O   Member, Nominating Committee of the Corporation
++   Member, Option Committee of the Corporation

     THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE FOR THE ELECTION OF THE NOMINEES WHOSE NAMES ARE SET FORTH ABOVE. IF ANY OF THE ABOVE NOMINEES IS FOR ANY REASON UNABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT SUCH SHAREHOLDER'S SHARES ARE TO BE WITHHELD FROM VOTING ON THE ELECTION OF DIRECTORS.

     Management does not anticipate that any of the nominees for election as directors will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion. Each director elected will hold office until the expiry of the term for which he has been elected or until his successor is elected or appointed, unless his office is earlier vacated. Each of Messrs. Gelfond and Wechsler and Wasserstein Perella intend to vote in favour of the nominees set forth above pursuant to the Shareholders' Agreement (see description of this agreement under "interest of management in certain transactions" below).

     If Mr. Jones is elected as a director (see "nominees for election" above), Wasserstein Perella and Messrs. Gelfond and Wechsler have agreed, under the Second Amended and Restated Shareholders' Agreement, (see description of this agreement under "interest of management in certain transactions" below) to designate Mr. Ziebold as Non-Executive Chairman of the Board, replacing Mr. Biondi.

     As contemplated under Section 124(4) of the Canada Business Corporations Act, the Corporation has acquired insurance coverage with a yearly limit of $70,000,000 in respect of potential claims against its directors and officers and in respect of losses for which the Corporation may be required or permitted by law to indemnify such directors and officers. The insurance, in respect of which a $179,839 yearly premium was paid by the Corporation, includes a $100,000 deductible for each claim under the policy other than claims made under U.S. securities law as to which a deductible of $500,000 applies.

DIRECTORS' COMPENSATION
------------------------------
---

Directors are reimbursed for the expenses of attending meetings of the Board of Directors. In addition, members of the Board of Directors who are not also employees of the Corporation receive Cdn. $20,000 per year (or may elect to receive options to purchase common shares of the Corporation in lieu of this payment) plus Cdn. $1,500 for each meeting of the Board of Directors attended in person and Cdn. $750 for each telephone meeting of the Board of Directors or meeting of any committee of the Board of Directors, whether participating in person or by telephone. In addition, each of the directors who are not also employees of the Corporation are granted options to purchase 4,000 common shares at an exercise price equal to the market value of the common shares of the Corporation on the date of grant which vest on the date of grant and expire on the date which is 10 years after the date of grant.

executive compensation

SUMMARY COMPENSATION TABLE
------------------------------------
---

The following table sets forth, for the periods indicated, the compensation paid or granted by the Corporation to the individuals who served during 2000 as Chief Executive Officers and the four most highly compensated executive officers of the Corporation, other than the Chief Executive Officers, who were serving as executive officers at December 31, 2000 (collectively, the "Named Executive Officers").

                                                      Annual Compensation              Long-Term Compensation
                                             --------------------------------------   -------------------------
                                                                                                    Securities
                                                                         Other        Restricted      Under
Name and Principal                Year                                  Annual          Stock        Options         All Other
Position of Named                 ended      Salary     Bonus(1)    Compensation(2)     Awards       Granted      Compensation(5)
Executive Officer              December 31     ($)         ($)            ($)            ($)           (#)              ($)
---------------------------------------------------------------------------------------------------------------------------------
Bradley J. Wechsler               2000       500,000       --           --               --          800,000(6)        7,975
Co-Chairman and Co-Chief          1999       500,000      900,000       --               --          400,000           8,243
Executive Officer                 1998       605,000      800,000       --             330,000(3)    458,000           8,522
---------------------------------------------------------------------------------------------------------------------------------
Richard L. Gelfond                2000       500,000       --           --               --          800,000(6)        7,975
Co-Chairman and Co-Chief          1999       500,000      900,000       --               --          400,000           8,396
Executive Officer                 1998       605,000      800,000       --             330,000(3)    458,000           8,306
---------------------------------------------------------------------------------------------------------------------------------
John M. Davison                   2000       400,000       --           --               --          100,000          10,048
President,                        1999       300,000      200,000       --               --          125,000          14,930
Chief Operating Officer,          1998       200,000      100,000       --               --           75,000          10,404
and Chief Financial Officer
---------------------------------------------------------------------------------------------------------------------------------
David B. Keighley,                2000       239,580      288,421       --               --           15,000           8,119
Senior Vice President and         1999       228,257      573,000                                     15,000           8,639
President, David Keighley         1998       218,123      268,088       --               --           15,000           8,522
Productions 70MM Inc.
---------------------------------------------------------------------------------------------------------------------------------
Andrew Gellis                     2000       275,000       50,000        60,000(4)       --           25,000           7,975
Senior Vice President, Film       1999       250,000       65,000        50,000(4)       --           --               8,396
                                  1998       225,000       50,000        50,000(4)       --           12,500           8,306
---------------------------------------------------------------------------------------------------------------------------------
Richard L. Intrator               2000       305,254      130,685       --               --          300,000             270
Executive Vice President and      1999         --          --           --               --           --              --
President, IMAX Enterprises       1998         --          --           --               --           --              --
---------------------------------------------------------------------------------------------------------------------------------

(1) These amounts are paid under annual incentive arrangements that the Corporation has with each of the Named Executive Officers, as detailed under "Employment Contracts".

(2) The value of perquisites and other personal benefits for each Named Executive Officer does not exceed the lesser of $50,000 and 10% of his annual salary and bonus.

(3) These amounts represent the dollar value of the grant of 15,000 synthetic restricted shares ("phantom stock") on January 1, 1998 to each of Messrs. Gelfond and Wechsler as detailed under "Employment Contracts".

(4) This amount was paid on account of certain script writing services provided by Mr. Gellis.

(5) These amounts reflect (i) the payment by the Corporation of life insurance premiums on the lives of the Named Executive Officers, and (ii) contributions to the Corporation's defined contribution pension plans.

(6) These Options were surrendered to the Corporation by the Named Executive Officer on April 11, 2001.

OPTIONS GRANTED
--------------------
---

The Corporation has a Stock Option Plan under which the Corporation may grant options ("Options") to officers, employees, consultants and eligible directors ("Participants") to purchase common shares on terms that may be determined, within the limitations of the Stock Option Plan. The aggregate number of common shares that remain reserved for issuance under the Stock Option Plan is 8,340,798 common shares as at December 31, 2000. Options to purchase 8,071,072 common shares have been granted and are outstanding under the Stock Option Plan as at December 31, 2000. The exercise price for options issued under the Stock Option Plan is not to be less than the market price of the common shares on the date of grant. An option will be exercisable for a maximum period of 10 years from the date of grant, subject to earlier termination if the Participant's employment, consulting arrangement or term of office with the Corporation terminates. The Board of Directors determines vesting requirements. If a Participant's employment, consulting arrangement or term of office with the Corporation terminates for any reason, any Options which have not vested will generally be surrendered for cancellation without any consideration being paid therefor. If the Participant's employment, consulting arrangement or term of office is terminated without cause or by reason of such Participant's resignation, death or permanent disability, the Participant (or the Participant's estate) will generally be entitled to exercise the Participant's vested Options for a period of 30 days. If the Participant's employment, consulting arrangement or term of office is terminated for cause, such Participant's vested Options will be surrendered for cancellation without any consideration being paid therefor. If the Participant is a party to an employment agreement with the Corporation or any of its subsidiaries and breaches any of the restrictive covenants in such agreement, such Participant will be required to surrender all unexercised Options for cancellation without any consideration being paid therefor and will be obligated to pay to the Corporation an amount equal to the aggregate profit realized by such Participant with respect to any prior Option exercises.

     In 2001, the Corporation has undertaken initiatives designed to reduce the number of Options outstanding. In this connection, management, working with the Board of Directors and outside consultants, implemented in 2001 a plan under which the number of Participants, the number of Options granted annually, the frequency of Option grants, Option vesting schedules and time periods under which Options remain outstanding are all reduced. The plan is intended to ensure that Options recycle back into the pool more frequently and that the size of the outstanding Option pool at any given time is reduced, decreasing also the percentage of Corporation common shares held under Options. In connection with the plan, on April 11, 2001, each of Messrs. Gelfond and Wechsler surrendered to the Corporation a total of 1,300,000 Options respectively.

     The following table sets forth information relating to individual grants of Options to purchase common shares of the Corporation to Named Executive Officers under the Stock Option Plan during the financial year ended December 31, 2000 in respect of services rendered or to be rendered to the Corporation:

            OPTION GRANTS IN FINANCIAL YEAR ENDED DECEMBER 31, 2000

                                                                                               Potential Realizable Value at
                                              % of Total                                          Assumed Annual Rates of
                                                Options                                           Stock Price Appreciation
                           Securities         Granted to                                              for Option Term
                              Under         Participants in                                    ------------------------------
                         Options Granted    Financial Year     Exercise Price    Expiration         5%               10%
Name                           (#)                (%)         ($/Common Share)      Date            ($)              ($)
-----------------------------------------------------------------------------------------------------------------------------
Bradley J. Wechsler (1)   800,000(4)             24.81             22.44         12-Jul-10          NIL              NIL
Richard L. Gelfond  (1)   800,000(4)             24.81             22.44         12-Jul-10          NIL              NIL
John M. Davison     (2)      100,000              3.10             27.13         18-Aug-10          NIL              NIL
David B. Keighley   (2)       15,000              0.47             27.13         18-Aug-10          NIL              NIL
Andrew Gellis       (2)       25,000              0.78             16.69         27-Sep-10          NIL              NIL
Richard L. Intrator (3)      300,000              9.30             26.63         17-Feb-10          NIL              NIL
-----------------------------------------------------------------------------------------------------------------------------

(1) 266,666 of these options vested on January 1, 2001, 266,667 vest on July 1, 2001 and the remaining 266,667 vest on July 1, 2002. These options entitle the Named Executive Officer to purchase one common share for each option. The market value of the common shares underlying the options was equal to the exercise price on the date of the grant.

(2) 33,333 of these options vested on August 18, 2001, 33,333 vest on August 18, 2002 and the remaining 33,334 vest on August 18, 2003. These options entitle the Named Executive Officer to purchase one common share for each option. The market value of the common shares underlying the options was equal to the exercise price on the date of the grant.

(3) These options vest over three years at a rate of 100,000 options per year and entitle the Named Executive Officer to purchase one common share for each option. The market value of the common shares underlying the options was equal to the exercise price on the date of the grant.

(4) These options were surrendered to the Corporation by the Named Executive Officer on April 11, 2001.

             AGGREGATED OPTION EXERCISED DURING THE FINANCIAL YEAR ENDED DECEMBER 31, 2000 AND FINANCIAL YEAR-END OPTION VALUES

                                                                                                                Value of
                                                                                                              Unexercised
                                                                                      Unexercised             in-the-money
                                                                                       Options at              Options at
                                               Securities         Aggregate        Financial Year-End      Financial Year-End
                                                Acquired            Value             Exercisable/            Exercisable/
                                               on Exercise        Realized           Unexercisable          Unexercisable(1)
                    Name                           (#)               ($)                  (#)                     ($)
-----------------------------------------------------------------------------------------------------------------------------
Bradley J. Wechsler                               NIL               NIL             938,000/800,000(2)       NIL/NIL
Richard L. Gelfond                                NIL               NIL             938,000/800,000(2)       NIL/NIL
John M. Davison                                  3,300             66,506           120,708/263,000          25,308/NIL
David B. Keighley                                 NIL               NIL               66,500/44,000          NIL/NIL
Andrew Gellis                                     NIL               NIL               42,100/49,900          NIL/NIL
Richard L. Intrator                               NIL               NIL                 NIL/300,000          NIL/NIL
-----------------------------------------------------------------------------------------------------------------------------

(1) Calculated based on the December 29, 2000 closing price of the common shares on Nasdaq of $2.750.

(2) An aggregate of 1,300,000 of these Options were surrendered to the Corporation by the Named Executive Officer on April 11, 2001.

PENSION PLANS
-----------------
---

The Corporation maintains defined contribution employee pension plans for its employees, including its executive officers. The Corporation makes contributions to these plans on behalf of employees in an amount equal to 5% of their base salary subject to certain prescribed maximums. During the financial year ended December 31, 2000, the Corporation contributed an aggregate of $9,086 to the Canadian plan on behalf of Mr. Davison and an aggregate of $30,820 to the Corporation's defined contribution employee pension plan qualified under Section 401(k) of the U.S. Internal Revenue Code on behalf of Messrs. Gelfond, Wechsler, Keighley, Gellis and Intrator. The Corporation also maintains a defined benefit pension plan covering its two Chief Executive Officers, which was established on July 12, 2000 and is more fully described in Note 20 to the Corporation's Consolidated Financial Statements filed in its Form 10-K for the year ended December 31, 2000.

EMPLOYMENT CONTRACTS
----------------------------
---

On November 3, 1998 the Corporation entered into renewal employment agreements (the "1998 Agreements") with each of Messrs. Gelfond and Wechsler ("the Executives") with effect from July 1, 1998 for a three-year term. Under the Corporation's governance process, as then set forth in its Articles and By-laws, the "CEO Advisors" (see "corporate governance" below) unanimously recommended to the Compensation Committee, which was composed of three directors independent of management, the approval of these agreements, which were approved by the Board of Directors upon the recommendation of the Compensation Committee. The CEO Advisors included a representative of Wasserstein Perella. The 1998 Agreements provide that each of the Executives will receive a salary of $500,000 in each year of the term. These agreements also provide that each of the Executives will receive a bonus for each of 1998, 1999, 2000 and the period January 1, 2001 to June 30, 2001 of $605,000, $500,000, $500,000 and $250,000 adjusted by a multiple of zero to two times, tied to the performance of the Corporation and certain qualitative and quantitative measures determined by the Compensation Committee of the Board of Directors. No bonus was paid to either Executive in respect of 2000. In 1999, each Executive was also paid $485,625 upon exercising their right to receive an amount equal to the fair market value of 15,000 common shares of the Corporation which is equal to the number of synthetic restricted shares ("phantom stock") which were originally to be granted on January 1, 1998 and were later reduced pursuant to the renewal employment agreement. Pursuant to the 1998 Agreements, the Executives were each granted 400,000 options to purchase common shares in accordance with the Stock Option Plan on October 15, 1999, which options expire on October 15, 2009.

     Under the 1998 Agreements, each of the Executives is to perform such services with respect to the Corporation's business as may be reasonably requested from time to time by the Board of Directors and which are consistent with his position as Co-Chief Executive Officer. In addition, the Corporation is to use its best efforts to cause the Executives to be elected to the Board of Directors. In addition, a provision contained in their original employment agreements was continued, whereby each of the Executives is also entitled to receive, upon a sale of the Corporation or the exercise after March 1, 1999 by the Executives of their rights to require the Corporation to take action to liquidate their common shares under a Shareholders' Agreement among Wasserstein Perella Partners, L.P., Mr. Gelfond, Mr. Wechsler and certain other investors dated as of June 16, 1994, a cash bonus in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn.$150,000,000 to the common shares originally issued by the Corporation (on a fully diluted basis but excluding the common shares issued upon the conversion of the Class B convertible preferred shares of the Corporation formerly outstanding which were converted into common shares on June 16, 1994 and the common shares issuable upon the exercise of warrants owned by each of Messrs. Gelfond and Wechsler). Under the 1998 Agreements, the Corporation is to equalize the Executives to the taxes which each of the Executives would have paid had he earned his employment compensation and paid taxes thereon solely in the United States. The employment agreements also contain non-competition provisions.

     On July 12, 2000, the Corporation entered into amendments to the employment agreements of the Executives (the "Amended Agreements"). Under the Amended Agreements, the last year of the Executives' employment term under the 1998 Agreements was cancelled, and the Executives' employment terms were extended for three (3) additional years, with the new term running from July 12, 2000 through June 30, 2003, with the same cash compensation as had been agreed to in the 1998 Agreements. Because no change of control of the Corporation was effected by the end of 2000, however, the extension of the Executives' employment terms was nullified, and the term of the 1998 Agreement was reinstated. Pursuant to the Amended Agreements, the Executives were each granted 800,000 options to purchase common shares in accordance with the Stock Option Plan, which options expire on July 12, 2010, as well as 180,000 synthetic restricted shares ("phantom stock"). The stock options and synthetic restricted shares shall become fully vested upon the earlier of a change of control, the termination of the Executives' employment or June 30, 2001. Under the Amended Agreements, the Corporation agreed to create a defined benefit plan, described in Note 20 to the Corporation's Consolidated Financial Statements filed in its Form 10-K for the year ended December 31, 2000, to provide retirement benefits for the Executives. The Amended Agreements further provide for the extension of the Executives' non-competition covenants to four (4) years beyond termination of employment and for the agreement by the Executives to consult with the Corporation for three
(3) years following the end of their employment with the Corporation.

     On April 3, 2001, the Corporation entered into amendments to the employment agreements of the Executives (the "2001 Amendments"). Under the 2001 Amendments, the Executives' employment terms were each extended for one (1) additional year, with the new term running through June 30, 2002. The 2001 Amendments provide that each of the Executives will receive an annual base salary of $500,000 for the term of their employment. The 2001 Amendments also provide that each of the Executives can receive a bonus for 2001 and the period December 31, 2001 through June 30, 2002 of $500,000 and $250,000, respectively, adjusted by a multiple of zero to two times, tied to the performance of the Corporation and certain qualitative and quantitative measures determined by the Board of Directors. Pursuant to the 2001 Amendments, each of the Executives received restricted stock grants of 500,000 shares. The restrictive covenants, including non-competition provisions, of the Executives' existing employment agreements, as well as other provisions not modified by the 2001 Amendments, remain in force. In addition, each of the Executives voluntarily surrendered 1,300,000 Options on April 11, 2001.

     The Corporation entered into an employment agreement with Mr. Davison on January 16, 1991, as amended by a letter dated August 31, 1992, under which he was employed as Director, Corporate Development and then promoted to Vice President, Finance. The agreement is for an indefinite term and contains covenants regarding confidentiality and non-competition. The agreement provides that the employment of Mr. Davison may be terminated at any time for cause. If Mr. Davison's employment is terminated without cause, the Corporation must pay Mr. Davison his annual salary for 12 months. Mr. Davison and the Corporation entered into a share option agreement dated as of April 8, 1994. Under this agreement Mr. Davison was granted options to purchase 75,008 common shares of the Corporation at Cdn. $1.595 per share. The options vested over a five-year period.

     The Corporation and Mr. Davison entered into a letter agreement on April 4, 2000, in which the Corporation agreed that (i) all future stock options received by Mr. Davison would have a three-year vesting schedule and (ii) all of Mr. Davison's stock options would accelerate and vest upon a change of control of the Corporation and certain subsequent events.

     The Corporation and Mr. Davison entered into a letter agreement on August 21, 2000 in which the Corporation agreed to pay Mr. Davison a retention bonus (the "Retention Bonus") of $200,000 if he remained with the Corporation through July 1, 2001, which Retention Bonus could increase to $400,000 in the event of a change of control of the Corporation.

     The Corporation and Mr. Davison entered into an agreement dated February 22, 2001, in which Mr. Davison resigned from the Corporation effective between May 31 and June 30, 2001. Under the agreement, Mr. Davison agreed to work for the Corporation until his resignation date, continuing to handle a variety of financial, budgetary and other matters. The agreement provides that the Corporation shall continue to pay Mr. Davison his Retention Bonus and his base salary through December 31, 2002. The agreement permits Mr. Davison to exercise his stock options which are vested as of the earlier of December 31, 2002 or the date he secures alternate employment, with all other options being cancelled.

     The Corporation and David Keighley Productions 70 MM Inc. (formerly David Keighley Productions and 70MM Inc.) ("DKP/70MM"), a wholly owned subsidiary of the Corporation, entered into an employment agreement on July 15, 1997. The agreement is for a five-year term. Under this agreement, Mr. Keighley is to receive an annual base salary of $212,405 in the year ended July 15, 1998 and will receive an annual base salary of 105% of the previous year's base salary in each of the next four years during the term of the agreement. Mr. Keighley is entitled to receive an annual bonus of one-third of his annual base salary if DKP/70MM meets its pre-tax profit threshold as provided in the agreement. Mr. Keighley is also entitled to receive a further profit-based bonus of 10% of any excess of DKP/70MM audited profit before taxes over DKP/70MM's pre-tax profit threshold. Mr. Keighley's bonus in respect of DKP/70MM's year ended December 31, 2000 was $288,421. Under the agreement, Mr. Keighley has also given covenants regarding confidentiality and non-competition. The agreement provides that the employment of Mr. Keighley may be terminated at any time for cause or without cause. If Mr. Keighley's employment is terminated without cause, DKP/70MM must continue to pay Mr. Keighley his annual base salary for the remainder of his employment term, subject to mitigation by Mr. Keighley.

     The Corporation and Mr. Gellis entered into an employment agreement effective January 1, 1998 under which he was employed as Senior Vice President, Film of the Corporation. The agreement was for a two-year term. Under this agreement Mr. Gellis received an annual base salary of $225,000 for 1998 and $250,000 for 1999 plus an annual performance bonus at a target of 30% of salary, with a guaranteed minimum annual bonus of $50,000. Mr. Gellis is also entitled to receive a minimum of $50,000 in each year of the term in respect of script writing services performed by Mr. Gellis for the Corporation. Mr. Gellis has given covenants regarding confidentiality and non-competition. The agreement provides that the employment of Mr. Gellis may be terminated at any time for cause. If Mr. Gellis' employment is terminated without cause, the Corporation must pay Mr. Gellis his annual salary and guaranteed bonus and benefits for the balance of the term. If Mr. Gellis' employment is terminated without cause in connection with a change in control, the Corporation must pay Mr. Gellis his annual salary and guaranteed bonus and benefits for the greater of the balance of the term and six months. On August 17, 2000, the Corporation and Mr. Gellis entered into a letter agreement amending Mr. Gellis' 1998 employment agreement and extending the term of Mr. Gellis' employment through December 31, 2001. Under the amended agreement, Mr. Gellis received a base salary of $275,000 for 2000, and will receive a base salary of $290,000 for 2001. The amended agreement also provides that Andrew Gellis Productions, Inc. f/s/o Andrew Gellis would receive a minimum in each year of the term of $60,000 in connection with writing scripts. Pursuant to the amended agreement, Mr. Gellis was granted options to purchase 25,000 common shares in accordance with the Stock Option Plan on September 27, 2000. The amended agreement also provided that if Mr. Gellis was terminated other than for cause, he would have one (1) year after such termination to exercise his stock options that were vested at the time of such termination. The restrictive covenants, including non-competition provisions, of Mr. Gellis' existing employment agreements, as well as other provisions not modified by the amended agreement, remain in force.

     The Corporation entered into an employment agreement with Richard L. Intrator dated February 17, 2000, under which Mr. Intrator was employed as President, IMAX Enterprises/Executive Vice President, IMAX Ltd. The agreement has a three-year term and provides for an annual base salary to Mr. Intrator of $350,000 for the year ended February 17, 2001, and annual increases of $25,000 in each of the following two years. The agreement further provides that Mr. Intrator is entitled to receive an annual bonus of up to 50% of his Base Salary for each year of the term, with a minimum annual bonus of $150,000. Pursuant to the agreement, Mr. Intrator was granted 300,000 options to purchase common shares in accordance with the Stock Option Plan on February 17, 2000. The options vest over a three-year period and expire on February 17, 2010. The agreement provides that the employment of Mr. Intrator may be terminated at any time for cause. If Mr. Intrator's employment is terminated without cause, the Corporation must pay Mr. Intrator his base salary, minimum bonus and benefits for the balance of the term. The agreement contains non-competition and confidentiality covenants.

report on executive compensation

COMPOSITION OF COMPENSATION COMMITTEE
--------------------------------------------------
---

The Board of Directors constituted a Compensation Committee in December 1996. The members of the Compensation Committee are Messrs. Girvan, Koffler and Ziebold. As the Compensation Committee did not participate in executive compensation decisions in respect of 2000, other than the compensation of the Executives, the compensation of the Corporation's employees was established through guidelines set by the Board of Directors.

EXECUTIVE COMPENSATION REPORT
--------------------------------------
---

Compensation for all the Corporation's employees, including its Named Executive Officers, is based on each employee's job responsibilities and on his or her individual performance over time. The Corporation's executive compensation program has three principal components: base salary, annual variable incentive compensation and stock options. The Corporation believes these components collectively provide a fair and competitive pay package and an appropriate relationship between an executive's compensation, the executive's performance and the Corporation's performance.

BASE SALARY
--------------
---

A salary range is established for each salaried position in the Corporation, including each Named Executive Officer position other than the Executives. The midpoint of each salary range is generally equal to the average salary of equivalent positions at other comparable companies. Each executive officer's base salary is determined by reviewing his or her sustained job performance over time, based on individual performance and performance of the business or staff unit over which the executive officer exercises responsibility. Business or staff unit performance is assessed on return on total capital, achievement of sales or production targets, effectiveness of cost-containment measures, progress toward implementation of process improvements and other factors relevant to each executive officer's position. The relative weight attributed to each factor, with respect to each executive officer, is an inherently subjective judgement.

ANNUAL INCENTIVE COMPENSATION
--------------------------------------
---

Certain employees of the Corporation, including most of its executive officers other than the Co-Chief Executive Officers, receive a portion of their annual compensation in the form of bonuses under the Management Incentive Plan. Bonuses are awarded under this plan provided annual operating targets are achieved by the Corporation and provided that personal performance standards are achieved by the participating employees. An aggregate of $1,120,170 as been paid to all employees participating in the plan in respect of 2000.

STOCK OPTIONS
-----------------
---

The Corporation's long-term incentive compensation for executive officers and other key managers is provided through grants of stock options. The Stock Option Plan has received shareholder approval and is administered by the Option Committee of the Board of Directors. The number of stock options granted is determined by a competitive compensation analysis and is based on each individual's salary range and responsibility and takes into account the number and exercise price of options previously granted to individuals. All grants pursuant to the Stock

Option Plan are made with an exercise price equal to the fair market value of the Corporation's common shares on the date of grant.

     During 2000, stock options were granted to the Corporation's executive officers and other Stock Option Plan participants. The Named Executive Officers received options to purchase common shares of the Corporation, as detailed in the option grants table above. In determining the number of shares to include in the Named Executive Officers' grants, consideration was given to information about stock option grants to executive officers in comparable companies and the number of shares granted to other executive officers and the value of those options.

     In 2001, the Corporation has undertaken initiatives designed to reduce the number of Options outstanding. In this connection, management, working with the Board of Directors and outside consultants, implemented in 2001 a plan under which the number of Participants, the number of Options granted annually, the frequency of Option grants, Option vesting schedules and time periods under which Options remain outstanding are all reduced. The plan is intended to ensure that Options recycle back into the pool more frequently and that the size of the outstanding Option pool at any given time is reduced, decreasing also the percentage of Corporation common shares held under Options. In connection with the plan, on April 11, 2001, each of Messrs. Gelfond and Wechsler surrendered to the Corporation a total of 1,300,000 Options respectively.

COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS
-------------------------------------------------------
---

The Compensation Committee of the Board of Directors was constituted in November 1996 to make recommendations to the Board of Directors regarding the compensation of the Co-Chief Executive Officers of the Corporation, Messrs. Gelfond and Wechsler.

     Neither Mr. Gelfond nor Mr. Wechsler received a bonus for the year ended December 31, 2000.

     The foregoing report has been furnished by G.M. Girvan, M.B. Koffler and W.T. Ziebold, as members of the Compensation Committee and by M.J. Biondi, K.G. Copland, J.T. Eyton, G.M. Girvan, G.E. King, M.B. Koffler, S. Reisman, M.A. Utay and W.T. Ziebold, as members of the Board of Directors.

April 30, 2001.

performance graph

The following graph compares the total cumulative shareholder return for $100 invested in common shares of the Corporation against the cumulative total return of the Nasdaq Composite Index and The Toronto Stock Exchange (the "TSE") 300 Stock Index from June 10, 1994, the day on which the Corporation became listed on the Nasdaq National Market, to the end of the most recently completed financial year. The Corporation was included in the TSE 300 Stock Index for the first time in 1996.

                                                          IMAX                       NASDAQ                      TSE 300
                                                          ----                       ------                      -------
10-Jun-94                                                100.00                      100.00                      100.00
31-Dec-94                                                 62.96                      103.17                       99.99
31-Dec-95                                                168.52                      144.35                      117.58
31-Dec-96                                                229.63                      176.78                      150.42
31-Dec-97                                                325.93                      216.34                      165.71
31-Dec-98                                                468.52                      298.60                      152.32
31-Dec-99                                                405.56                      546.91                      212.76
31-Dec-00                                                 40.74                      336.29                      219.65

corporate governance

The TSE passed a by-law in 1995 which requires companies incorporated in Canada and listed on the TSE to disclose their corporate governance practices in their annual meeting materials. This by-law contains a number of guidelines ("Guidelines") relating to corporate governance practices which have been considered in light of the unique opportunities and challenges facing the Corporation, as well as the nature of its share ownership.

     The Board of Directors of the Corporation is responsible for the supervision of the management of the Corporation and for the overall strategic direction of its business. The Board of Directors is also responsible, with the assistance of management, for the identification of the risks and opportunities of the Corporation's business and for monitoring how effectively the Corporation meets these risks and capitalizes upon the opportunities. The corporate governance practices of the Corporation have been designed and followed to assist the Corporation in meeting its core objectives and to enhance shareholder value.

     The Board of Directors is currently composed of 11 directors. Two of the directors, Messrs. Gelfond and Wechsler are inside management directors and are considered to be "related" within the meaning of the TSE Guidelines. Messrs. Biondi, Copland, Eyton, Girvan, King, Koffler, Reisman, Utay and Ziebold are outside directors and are considered to be "unrelated" within the meaning of the Guidelines. The Board of Directors considers that directors who are "related" within the meaning of the Guidelines are able to, and do, act with a view to the best interests of the Corporation and that their relationships with the Corporation are central to their ability to act in its best interests. If the directors nominated in this circular are elected at the Meeting, the ratio of insider management directors to outside directors will not change.

     The corporate governance practices followed by the Corporation were originally instituted prior to the time the Corporation went public as one aspect of the efforts of the new owners of the Corporation to introduce new strategic directions to the Corporation. Key elements of these corporate governance practices were contained in the Standstill Agreement between Wasserstein Perella and the Corporation and the provisions in the Articles of the Corporation providing for a group of "CEO Advisors". The Standstill Agreement (see below for a description of this agreement) and Articles were amended in 1999 effecting intra alia the termination of all CEO Advisor rights. In addition to the Standstill Agreement, the Corporation, Wasserstein Perella and each of Messrs. Gelfond and Wechsler have entered into the Second Amended and Restated Shareholders' Agreement which contains provisions relating to the composition of the Board of Directors and committees of the Board of Directors (see a description of this agreement under "interest of management in certain transactions" below).

     To date, the Board of Directors has not thought it necessary for the Corporation to have the extensive committee structure recommended in the Guidelines. A corporate governance committee has not been created, as the Board of Directors retains responsibility for these matters. The Board of Directors appoints the Corporation's Audit Committee, Compensation Committee, Nominating Committee and Option Committee. The Audit Committee is currently composed of Mr. Wechsler and two outside directors, Messrs. Girvan and King. The Audit Committee meets with the external auditors of the Corporation, both with and without management present, to review the Corporation's accounting policies, its year-end financial statement information and presentation, and significant financial issues which may arise for the Corporation. The Compensation Committee is currently composed of Messrs. Girvan, Koffler and Ziebold. The Compensation Committee is responsible for setting objectives for the Co-Chief Executive Officers, assessing their performance on a periodic basis and reviewing the Stock Option Plan, from time to time. The Option Committee is currently composed of Messrs. Girvan and Utay. The Option Committee is responsible for performing the functions required of it under the Stock Option Plan including the grant of options to participants under the Stock Option Plan, from time to time. The Nominating Committee is currently composed of Messrs. Biondi and Gelfond. The Nominating Committee is responsible for identifying and recommending potential candidates for election to the Board of Directors.

     If Mr. Jones is elected as a director (see "nominees for election" above), Wasserstein Perella and Messrs. Gelfond and Wechsler have agreed, under the Second Amended and Restated Shareholders' Agreement (see description of this agreement under "interest of management in certain transactions" below) to designate Mr. Ziebold as Non-Executive Chairman of the Board, replacing Mr. Biondi.

     If the directors nominated in this circular are elected at the Meeting, the new Board of Directors will determine Committee memberships for the next year.

     The Board of Directors has not felt it necessary to add to the procedures currently in place to ensure its independence from management. The Board of Directors believes that the participation of those members of the management of the Corporation who are on the Board of Directors has been an essential element in the Board of Directors' ability to meet its objectives. All directors exercise critical independent judgement and the outside directors have unrestricted direct access to both the executives of the Corporation and its external auditors. To date there has been no necessity for discussion of a system enabling an individual director to engage an outside advisor at the expense of the Corporation.

     The Board of Directors regards its corporate governance practices as appropriate for its business and shareholders, and as an efficient and effective tool in the discharge of its responsibilities.

STANDSTILL AGREEMENT
--------------------------
---

The Corporation, each of Messrs. Gelfond and Wechsler and WP entered into an Amended and Restated Standstill Agreement (the "Standstill Agreement") as of February 9, 1999 which amended and restated the previous Standstill Agreement dated June 16, 1994. Under the terms of the Standstill Agreement, WP agreed to vote in any election for directors in favour of each person nominated by the then current Board of Directors, not to participate in or facilitate proxy contests, not to deposit into a voting trust or subject voting securities to an agreement with respect to voting such securities, not to acquire or affect or attempt to acquire or affect control of the Corporation or to participate in a "group" as defined pursuant to Section 13(d) of the U.S. Securities Exchange Act of 1934, which owns or seeks to acquire beneficial ownership or control of the Corporation, and not to attempt to influence the Corporation except through normal Board of Directors' processes. In addition, the parties agreed that the CEO Advisors concept, enshrined at that time, in the Articles and By-laws of the Corporation, would be eliminated upon the election of the directors (the "WP Employee Designees") WP had the right to designate pursuant to the Second Amended and Restated Shareholders' Agreement (as described below under "interest of management in certain transactions -- Shareholders' Agreement"), which was also entered into by those same and special parties as of

February 9, 1999. To accomplish this, the Corporation agreed to submit to its shareholders at its annual meeting of shareholders (held June 7, 1999) resolutions to amend the Articles and By-laws to delete reference to the CEO Advisors, and each of the parties to the Standstill Agreement agreed to use its best efforts so as to amend the Articles and By-laws as of the date on which all of the WP Employee Designees are elected or appointed as directors of the Corporation. The Articles and By-laws were amended effective June 7, 1999. The Standstill Agreement continues in effect until the earlier of June 30, 2001, unless extended by WP at its option for successive one-year terms until March 1, 2004, or the date upon which WP holds less than 700,000 common shares. In the event that WP does not extend the term of the Standstill Agreement, Messrs. Gelfond and Wechsler may, at their option, enter into a standstill agreement with the Corporation under substantially the same terms as the Standstill Agreement, for a one-year term that may be extended for successive one-year terms through March 1, 2004, which would permit Messrs. Gelfond and Wechsler to continue to designate replacements for those members of the Board of Directors whom they have the right to designate pursuant to the Standstill Agreement, under the terms of the Standstill Agreement, and WP shall agree to vote in any election for directors in favour of each such person nominated by Messrs. Gelfond and Wechsler.

     The Articles of the Corporation set forth the requirement that certain matters be approved by 75% of the directors then in office. These matters are:
(i) hiring or terminating the employment of the Chief Executive Officer or any Co-Chief Executive Officer of the Corporation; (ii) issuing any shares of capital stock for a purchase price, or incurring indebtedness, in an amount of $25 million or more; (iii) disposing of any material single asset, or all or substantially all of the assets of the Corporation or approving the sale or merger of the Corporation; (iv) acquiring a substantial interest in any other entity or entering into any major strategic alliance; and (v) entering into or changing the terms of any agreement or transaction with WP or Messrs. Gelfond and Wechsler (other than agreements in the ordinary course of business, such as employment agreements).

interest of management in certain transactions

SHAREHOLDERS' AGREEMENTS
---------------------------------
---

The Corporation, Wasserstein Perella Partners, L.P., Wasserstein Perella Offshore Partners, L.P., WPPN, Inc. and the Michael J. Biondi Voting Trust (collectively "WP"), and each of Messrs. Gelfond and Wechsler are parties to a Second Amended and Restated Shareholders' Agreement (the "Shareholders' Agreement") dated as of February 9, 1999, which amends and restates the previous amended and restated shareholders' agreement among those parties dated June 16, 1994. The Shareholders' Agreement includes, among other things, certain restrictions on transfers of common shares, take-along rights and come-along rights. If WP holds at least 35% of their original holdings and WP desires to transfer all of their securities in a transaction in which a majority of the shares of outstanding common stock are to be sold, then Messrs. Gelfond and Wechsler will be required to sell their securities on the same terms as WP sells its securities.

     The Shareholders' Agreement also contains provisions related to the composition of the Board of Directors and committees thereof. WP is entitled, but not required, to designate individuals to be nominated for election as directors as follows: so long as WP holds 3,685,759 or more common shares, it may designate six nominees, of whom three may be employees of WP and its affiliates (the "WP Employee Designees") and three shall be independent persons and resident Canadians. If WP holds less than 3,685,759 common shares, but 1,842,879 or more common shares, it may designate four nominees, of whom two may be WP Employee Designees and two shall be independent persons and resident Canadians. If WP holds less than 1,842,879 common shares but 921,439 or more common shares, it may designate two nominees, one of whom may be a WP Employee Designee and the other of whom shall be an independent person and shall be a resident Canadian. In addition to these provisions, each of Messrs. Gelfond and Wechsler is entitled to be a director of the Corporation so long as he is either a Co-Chief Executive Officer or is the Chief Executive Officer of the Corporation or Messrs. Gelfond and Wechsler own more than 375,000 common shares. In addition, Messrs. Gelfond and Wechsler are collectively entitled, but not required, to designate individuals to be nominated for election as directors as follows: so long as they hold 1,628,000 or more common shares, they may designate three nominees, all of whom shall be independent persons and resident Canadians. If they hold less than 1,628,000 common shares, but 1,075,000 or more common shares, they may designate two nominees, both of whom shall be independent and resident Canadians. If they hold less than 1,075,000 common shares but 375,000 or more common shares, they may designate one nominee who shall be an independent person and resident Canadian.

If the requirement that the Corporation have "resident Canadian" directors is changed, then neither WP nor Messrs. Gelfond and Wechsler will be required to designate resident Canadian nominees. Each of the nominees of WP who is to be an independent person is subject to the approval by Messrs. Gelfond and Wechsler, which approval is not to be unreasonably withheld; each of the nominees of Messrs. Gelfond and Wechsler is subject to the approval of WP, which approval is in WP's sole discretion for the first nominee to serve in each such position and thereafter, is not to be unreasonably withheld. Each of WP and Messrs. Gelfond and Wechsler has agreed to use their best efforts to cause each of the individuals designated to be elected or appointed as a director of the Corporation.

     The Shareholders' Agreement also provides that the Corporation, WP and each of Messrs. Gelfond and Wechsler shall use their best efforts to cause the Corporation to establish a nominating committee of the Board of Directors consisting of two directors, one designated by WP and the other designated by Messrs. Gelfond and Wechsler. In addition, WP has the right, subject to the approval of Messrs. Gelfond and Wechsler, to designate a WP Employee Designee for appointment by the Board of Directors of the Corporation as the Non-Executive Chairman of the Board, as long as WP holds at least 2,948,607 common shares. Mr. Biondi was approved as such designee. If Mr. Biondi no longer holds that position, then WP is to propose three replacements and Messrs. Gelfond and Wechsler shall select one of those proposed for appointment by the Board of Directors as the Non-Executive Chairman and, if Mr. Jones is elected as a director (see "nominees for election" above), Wasserstein Perella and Messrs. Gelfond and Wechsler have indicated their consent to naming Mr. Ziebold as Non-Executive Chairman of the Board, replacing Mr. Biondi. Each of Messrs. Gelfond and Wechsler is entitled to be appointed as a Co-Chairman or Chairman of the Corporation as long as he is a Co-Chief Executive Officer or the Chief Executive Officer of the Corporation. The Agreement provides that the duties of the Non-Executive Chairman and the Co-Chief Executive Officers shall be as set forth in the By-laws, including the requirement that the following actions be approved by the Non-Executive Chairman and at least one of the Co-Chief Executive Officers: setting the dates and times of meetings of the directors and shareholders (other than normal quarterly Board of Directors, and annual shareholders' meetings), setting the agenda of such meetings, and appointing members of committees of the Board of Directors other than persons designated by WP and Messrs. Gelfond and Wechsler as provided in the Shareholders' Agreement. Each of WP and Messrs. Gelfond and Wechsler have the right to designate one director to serve on each committee of the Board of Directors of the Corporation, provided that each such person meets applicable regulatory requirements.

     Each of WP and Messrs. Gelfond and Wechsler agreed to use their best efforts to cause the election of the WP Employee Designees, thereby terminating the CEO Advisor rights. All of the WP Employee Designees were elected as directors at the Corporation's annual and special meeting of shareholders held June 7, 1999 and the CEO Advisors were disbanded in June, 1999. After that date, WP or Messrs. Gelfond and Wechsler have agreed not to take any action to reestablish the CEO Advisors and the majority approval requirements described above under "Standstill Agreement" are in force.

REGISTRATION RIGHTS AGREEMENT
--------------------------------------
---

The Corporation, WP and Messrs. Gelfond and Wechsler also entered into a registration rights agreement (the "Registration Rights Agreement") dated as of February 9, 1999, which carried forward the corresponding provisions of the June 16, 1994 shareholders' agreement, and pursuant to which each of WP and Messrs. Gelfond and Wechsler have certain rights to cause the Corporation to use its best efforts to register their securities under the U.S. Securities Act of 1933. WP is entitled to effect up to four demand registrations and Messrs. Gelfond and Wechsler are entitled to make two such demand registrations. WP and Messrs. Gelfond and Wechsler also have unlimited piggyback rights to register their securities under the Registration Rights Agreement whenever the Corporation proposes to register any securities under the U.S. Securities Act, other than the registration of securities pursuant to an initial public offering or the registration of securities upon Form S-4 or S-8 under the U.S. Securities Act or filed in connection with an exchange offer or an offering of securities solely to the Corporation's existing shareholders. In addition to these provisions, if
(i) Messrs. Gelfond and Wechsler hold at least 25% of their original holdings;
(ii) WP has recouped its original investment plus a 30% compounded annual return on such investment; and (iii) WP initiates the sale of the Corporation, then for 60 days thereafter WP will enter into exclusive negotiations with Messrs. Gelfond and Wechsler, and for another 60 days thereafter WP may not enter into an agreement for the sale of the Corporation to a third party. The Registration Rights Agreement also provides that Messrs. Gelfond and Wechsler will have the right from March 1 to March 31 in any, but only one, of 1999, 2000 and

2001, to notify the Corporation of their decision to require the Corporation to take action to liquidate their common shares. The Corporation is required to use its best efforts to cause at its option either (i) the sale of the Corporation within a period of 180 days from receipt of the notice to liquidate; (ii) the filing of a registration statement pursuant to the U.S. Securities Act within a period of 120 days from its receipt of the notice to liquidate; or (iii) purchase the securities owned by Messrs. Gelfond and Wechsler for cash at the fair market value as agreed upon by the Corporation and Messrs. Gelfond and Wechsler within 20 days of the notice to liquidate, or in the event of their failure to reach an agreement, as determined by a procedure utilizing nationally recognized investment banking firms. In the event that Messrs. Gelfond and Wechsler exercise their rights to require the Corporation to take such action, they may be entitled to certain cash bonus payments as described under "Employment Contracts" above.

     The former shareholders of the Corporation have substantially similar piggyback registration rights that commenced on March 1, 1996 pursuant to the terms of the Selling Shareholders' Agreement (as defined below).

     WP, Messrs. Gelfond and Wechsler, and the former shareholders of Predecessor IMAX have entered into another shareholders' agreement (the "Selling Shareholders' Agreement") which includes, among other things, registration rights, tag along rights and drag along rights.

appointment of auditors

At the Meeting, the shareholders will be asked to approve, by ordinary resolution, the appointment of PricewaterhouseCoopers LLP, ("PWC") Chartered Accountants, as auditors of the Corporation to hold office until the close of the next annual meeting of shareholders at a remuneration rate to be fixed by the Board of Directors. PWC, or one of its predecessors, have been the auditors of the Corporation for more than five years.

     Shareholders will be asked to approve the appointment by ordinary resolution, which requires that a majority of the votes cast at the meeting be in favour of the resolution. IN THE ABSENCE OF ANY INSTRUCTION ON THE ACCOMPANYING FORM OF PROXY, IT IS THE INTENTION OF THE PERSONS NAMED BY MANAGEMENT IN THE FORM OF PROXY TO VOTE THE COMMON SHARES REPRESENTED BY THE FORM OF PROXY IN FAVOUR OF THE RESOLUTION.

approval of employee share purchase plan

The Corporation's management, working with the Board of Directors and outside consultants, has initiated a plan under which the number of outstanding Options under the Corporation's Stock Option Plan is designed to be reduced (see "executive compensation -- options granted" and "report on executive compensation -- stock options", above). Under this plan, the Corporation is decreasing the number of Participants, the number of Options granted annually, the frequency of Option grants, Option vesting schedules and time periods under which Options remain outstanding. In light of this reduction in eligibility for Option ownership among employees, and in order to encourage and permit employees to participate in the equity growth of the Corporation, the Board of Directors has approved the creation of an Employee Share Purchase Plan (the "Plan"). All junior employees will be eligible to participate, generally provided they have been employed with the Corporation for at least three months, or have completed their respective start-up probationary periods. Eligible employees who opt into this Plan will make regular payroll contributions at a rate between 1% and 6% of their base annual salary. Employee contributions will be used to purchase common shares of the Corporation for the employee on a monthly basis. At the end of each year, the Corporation will contribute to this Plan an amount to be set each year by the Board of Directors, which has been initially set at 37.5% of the employees' contributions. The Corporation may either contribute this amount in cash or in shares issued from treasury, with a market value equal to this amount. Issuance from treasury will not exceed 100,000 common shares, since this is the number of common shares being reserved for issuance under the Plan and which shareholders are being asked to approve. Cash contributions by the Corporation will be used to purchase common shares of the Corporation on the open market on behalf of the participating employees. Shares contributed by the Corporation to the Plan, including those purchased with the Corporation's cash contributions, are subject to a 12-month vesting period and may be forfeited by employees prior to vesting. If the Corporation meets or exceeds all financial and operating targets, the amount it contributes to this Plan could increase at the Board of Directors' discretion to as much as 50% of employees' contributions.

     Shareholders will be asked to approve the resolution set forth as Resolution "A" on the attached Schedule by ordinary resolution, which requires that a majority of the votes cast at the meeting be in favour of the resolution. IN THE ABSENCE OF ANY INSTRUCTION ON THE ACCOMPANYING FORM OF PROXY, IT IS THE INTENTION OF THE PERSON NAMED BY MANAGEMENT IN THE FORM OF PROXY TO VOTE THE COMMON SHARES REPRESENTED BY THE FORM OF PROXY IN FAVOUR OF THE RESOLUTION.

approval of grant of common shares to certain executives

Pursuant to the amended employment agreements which the Corporation signed with Messrs. Gelfond and Wechsler on April 3, 2001 (see "Employment Contracts") the Corporation proposes to issue 500,000 common shares to each of Messrs. Gelfond and Wechsler, subject to regulatory and shareholder approval. Should either of these approvals not be obtained, the Corporation has agreed to pay to each of Messrs. Wechsler and Gelfond the value of the shares.

     Shareholders will be asked to approve the resolution set forth as Resolution "B" on the attached Schedule by ordinary resolution, which requires that a majority of the votes cast at the meeting be in favour of the resolution. Messrs. Gelfond and Wechsler will not be casting votes on the resolution. IN THE ABSENCE OF ANY INSTRUCTION ON THE ACCOMPANYING FORM OF PROXY, IT IS THE INTENTION OF THE PERSON NAMED BY MANAGEMENT IN THE FORM OF PROXY TO VOTE THE COMMON SHARES REPRESENTED BY THE FORM OF PROXY IN FAVOUR OF THE RESOLUTION.

The contents and the sending of this management proxy circular and proxy statement have been approved by the Board of Directors.
     DATED at Mississauga, Ontario, April 30, 2001.

                                         Robert D. Lister Signature
                                         ROBERT D. LISTER
                                         Executive Vice President, Legal
                                         Affairs.
                                         General Counsel and Corporate Secretary

                            SCHEDULE OF RESOLUTIONS

                                 RESOLUTION "A"

                          EMPLOYEE SHARE PURCHASE PLAN

     RESOLVED that the creation by the Corporation of an employee share purchase plan substantially incorporating terms and conditions as summarized below is hereby authorized and approved.

     RESOLVED that 100,000 common shares be reserved for issuance pursuant to the terms and conditions of the Plan.

                                IMAX CORPORATION
                          EMPLOYEE SHARE PURCHASE PLAN

PURPOSE

     The Corporation intends to introduce an Employee Share Purchase Plan (the "Plan") in order to encourage employee ownership and to allow employees to participate in the equity growth of the Corporation.

PARTICIPATION

- All employees up to the level of Director will be eligible to participate in the Plan.

- All eligible employees may participate in the Plan after three months employment (or completion of probationary period).

- Employees will participate by making regular payroll contributions -- they will choose to participate at a rate of between 1% and 6% of base salary.

- The Corporation contributes treasury shares or purchases common shares on the open market at the end of each year equal to 37.5% of employee contributions. If the Corporation meets or exceeds all financial and operating targets for the fiscal year, this amount may increase to as much as 50%.

- A maximum number of 100,000 common shares will be reserved for issuance from treasury under the Plan.

- The value of shares is established at the end of each month for employee contributions and at the end of the year for Corporation contributions.

- A trustee will be hired to manage the program and record employee contributions in an individual employee account.

- Shares acquired through Corporation contributions vest in the employee 12 months after they have been allocated to their account and are lost upon earlier termination of employment.

                                 RESOLUTION "B"

                  GRANT OF COMMON SHARES TO CERTAIN EXECUTIVES

     RESOLVED that the issuance by the Corporation of 500,000 common shares of the Corporation to each of Richard L. Gelfond and Bradley J. Wechsler is hereby approved.

                                     (LOGO)

                                                               PRINTED IN CANADA
                                                                    T26716

                                      LOGO

IMAX Corporation
2525 Speakman Drive
Mississauga, Ontario L5K 1B1

LOGO
--------------------------------------------------------------------------------

FORM OF PROXY

The undersigned common shareholder of IMAX Corporation (the "Corporation") hereby appoints Bradley J. Wechsler, failing whom, Richard L. Gelfond, failing whom, John M. Davison, failing whom, Robert D. Lister, or instead of the foregoing, ______________________ as the proxyholder of the undersigned to attend and act for and on behalf of the undersigned at the ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF THE CORPORATION TO BE HELD ON JUNE 7, 2001, and at any adjournments thereof, to the same extent and with the same power as if the undersigned were present in person thereat and with the authority to vote and act in the said proxyholder's discretion with respect to amendments or variations to matters referred to in the notice of the Meeting and with respect to other matters which may properly come before the Meeting. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE MANAGEMENT OF THE CORPORATION.

The said proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated below:

(1) VOTE    [ ]               WITHHOLD FROM VOTING     [ ]

   In respect of the election of the nominees for directors of the Corporation as a group listed in the Management Proxy Circular and Proxy Statement.

(2) VOTE    [ ]               WITHHOLD FROM VOTING     [ ]

   In respect of the appointment of PricewaterhouseCoopers LLP as auditors of the Corporation and authorizing the directors to fix their compensation.

(3) VOTE FOR    [ ]               AGAINST    [ ]

   The ordinary resolution set forth in Resolution "A" to the Management Information Circular and Proxy Statement to approve the Corporation's Employee Share Purchase Plan.

(4) VOTE FOR    [ ]               AGAINST    [ ]

   The ordinary resolution set forth in Resolution "B" to the Management Information Circular and Proxy Statement to approve the Corporation's grant of common share to certain executives.

                                       Date: , 2001

                                       -----------------------------------------
                                          (Print name of Registered Holder of
                                                    Common Shares)

                                       -----------------------------------------
                                          (Signature of Registered Holder or
                                                 Authorized Signatory)

                                       Notes:
                                       (1)YOU HAVE THE RIGHT TO APPOINT A PERSON
                                          OTHER THAN THE MANAGEMENT NOMINEES TO
                                          ATTEND AND ACT FOR YOU AT THE MEETING.
                                          SUCH PERSON NEED NOT BE A SHAREHOLDER
                                          OF THE CORPORATION. In such case,
                                          please delete the names of Messrs.
                                          Wechsler, Gelfond, Davison and Lister
                                          as your proxy nominee and insert the
                                          name of the desired person in the
                                          blank space provided for this purpose.
                                       (2) If the proxy is not dated in the
                                           space provided for this purpose, it
                                           will be deemed to bear the date on
                                           which it was mailed by the
                                           Corporation.
                                       (3) To be valid, this proxy must be dated
                                           and signed by yourself, as the
                                           registered holder of common shares,
                                           or as a person named as a proxy
                                           nominee in respect of this Meeting in
                                           an omnibus proxy containing a power
                                           of substitution pursuant to
                                           applicable securities laws, or your
                                           attorney. If the registered holder or
                                           the person named in an omnibus proxy
                                           is a corporation, this proxy must be
                                           signed by an authorized officer or
                                           attorney of such corporation.

POLICY 41 CARD                                                  CUSIP #45245E109

In accordance with Canadian National Policy No. 41 (Shareholder Communication), beneficial shareholders may elect annually to have their name added to an issuer's supplemental mailing list in order to receive quarterly financial statements. If you are interested in receiving such statements from IMAX CORPORATION, please complete and return this form to Computershare Trust Company of Canada.

NAME:             ------------------------------------------------------------
ADDRESS:          ------------------------------------------------------------
SIGNATURE:        ------------------------------------------------------------
                  I certify that I am a beneficial shareholder

                                IMAX CORPORATION
                     COMPUTERSHARE TRUST COMPANY OF CANADA
                        C/O STOCK & BOND TRANSFER DEPT.
                             100 UNIVERSITY AVENUE
                            TORONTO, ONTARIO, CANADA
                                    M5J 2Y1